Exhibit 31.4

CERTIFICATIONS

I, Frederick Ahlholm, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Minerva Neurosciences, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 20, 2023

By:	/s/ Frederick Ahlholm
Frederick Ahlholm
Chief Financial Officer (Principal Financial Officer)